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                                                                    EXHIBIT 99.2

                                AMENDMENT TO THE
                           CHANGE OF CONTROL AGREEMENT

     WHEREAS, Regions Financial Corporation, a Delaware corporation (the "Company"), and Ronald C. Jackson (the "Employee"), entered into a Change of Control Agreement (the "Agreement") on the 1st day of January, 2003, and amended the Agreement on March 1, 2005 to change the "free walk" month from July, 2005 to June, 2006.

     WHEREAS, the Company and the Employee wish to amend the Agreement for purposes of meeting the requirements of Section 409A of the Internal Revenue Code (the "Code") and guidance issued thereunder.

     WHEREAS, in order to comply with Section 409A and to take advantage of transition rules in the Treasury Regulations under Section 409A, this amendment is effective January 1, 2005, notwithstanding the fact that it is executed in 2006. The Company and the Employee agree that, in the event of ambiguity, this Agreement is to be interpreted to comply with Section 409A (or alternatively, to take advantage of any applicable exemption, exception, transition rule or mitigation, or any definition which excludes a payment from being deferred compensation). Strictly for purposes of clarity, the Company and the Employee acknowledge that a Change of Control (as defined in the Agreement prior to this amendment) occurred on July 1, 2004 with the merger of the Company and Union Planters Corporation (the "UPC Merger").

     WHEREAS, the Company and Employee wish to amend the Agreement now to change the "free walk" month to enable the Company to continue to benefit from the services of Employee for a period of time while the Company pursues various organizational changes.

     NOW, THEREFORE, the Company and the Employee hereby agree to the following:

     (a) Section 1(j)(i)(G) of the Agreement is hereby amended to read as follows:

               "(G) a termination of employment by the Employee for any reason during the 30-day period immediately following the first anniversary of the Change of Control; provided, however, that with respect to the UPC Merger, such termination may occur at any time during the period beginning July 1, 2006 and ending January 1, 2007."

     (b) Any payment under the Agreement consisting of Accrued Compensation shall be paid within 30 days from the Employee's Termination Date; provided, however, that to the extent Employee remains employed with the Company through December 31, 2006, Employee shall be entitled to a bonus payable under the Corporate Bonus Plan for 2006, which shall be paid no later than 120 days thereafter.

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     (c)  Any amounts payable under the Agreement in addition to Accrued
          Compensation shall be paid in a single lump sum cash payment within 30 days after the date of the Employee's Separation from Service. However, in the event the Employee is a Specified Employee, such payment shall be paid on the date that is 6 months after the Employee's Separation from Service (the "409A Date") or within 30 days thereafter. Such payment, if more than 30 days after the Termination Date, shall be increased with interest from the Termination Date to the payment date specified above. The rate of interest shall be the highest interest rate on a six month certificate of deposit offered by the Company as of the last day of the month containing the Termination Date.

     (d) For purposes of this Amendment, the following terms shall have the following meanings:

          (i)  "Separation from Service" shall have the meaning given to it in
               Section 409A(a)(2)(A)(i) of the Code and the regulations promulgated thereunder, as such regulations may be changed from time to time.

          (ii) "Specified Employee" shall have the meaning given to it in
               Section 409A(a)(2)(B)(i) of the Code and the regulations promulgated thereunder, as such regulations may be changed from time to time, with an identification date of December 31.

     IN WITNESS WHEREOF, the Employee has hereunto set the Employee's hand and, the Company has caused these presents to be executed in its name on its behalf.


                                            /s/ Ronald C. Jackson
                                            ------------------------------------
                                            Employee

                                            June 30, 2006
                                            Date


                                            REGIONS FINANCIAL CORPORATION

                                            /s/ Harry Dinken
                                            ------------------------------------
                                            Signature

                                            June 30, 2006
                                            Date


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